Exhibit 99.1
CONTACT:
Henry A. Diamond
Group Vice President
Investor Relations and Corporate Finance
+1 203 316 3399
henry.diamond@gartner.com
Gartner Reports Financial Results for Second Quarter 2010
Research Contract Value Increased 19% Year-Over-Year to $872.2 Million
Revenue Increased 16% Year-Over-Year to $314.2 Million
Diluted Income Per Share Excluding Acquisition Adjustments
Increased 33% Year-Over-Year to $0.24
Diluted Income Per Share Increased 11% Year-Over-Year to $0.20
Cash Provided By Operating Activities Increased 46% Year-Over-Year to $69.6 Million
Company Increased Its Outlook for Full Year 2010 Revenue and Earnings
STAMFORD, Conn., August 9, 2010 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for second quarter 2010 and increased its outlook for full year 2010 revenue and earnings. In addition, the Company announced that a new $500 million share repurchase program has been authorized by its board of directors.
For second quarter 2010, total revenue was $314.2 million, up 16% year-over-year both as reported and excluding the impact of foreign exchange. Net income increased 17% year-over-year to $20.1 million and diluted income per share increased 11% year-over-year to $0.20. Net income and diluted income per share were negatively impacted by Acquisition Adjustments totaling $3.6 million after tax, or $0.04 per share. Diluted Income Per Share Excluding Acquisition Adjustments increased 33% year-over-year to $0.24 and Normalized EBITDA increased 22% year-over-year to $53.7 million. See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA and Income Per Share Excluding Acquisition Adjustments.
Gene Hall, Gartner’s chief executive officer, commented, “During the second quarter, our top line growth continued to accelerate in all three of our businesses and our earnings exceeded expectations. The success of our initiatives to improve sales effectiveness and enhance the value provided by our services, coupled with a stronger sales environment, drove these results. We are solidly back on track to deliver double-digit revenue and earnings growth over the long-term.”
Business Segment Highlights
Research
Revenue for second quarter 2010 was $209.1 million. Year-over-year, revenue was up 14% as reported and 13% excluding the impact of foreign exchange. Gross contribution margin was 65%, unchanged year-over-year.
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Contract value was $872.2 million at June 30, 2010. Year-over-year, contract value was up 19% as reported and 14% excluding the impact of foreign exchange.
Client and wallet retention rates for second quarter 2010 increased to 81% and 93%, respectively, versus 77% and 86%, respectively, for second quarter 2009. Wallet retention excludes the impact of foreign exchange.
Consulting
Revenue for second quarter 2010 was $75.8 million. Year-over-year, revenue was up 9% as reported and 10% excluding the impact of foreign exchange. Gross contribution margin increased 2 percentage points year-over-year to 42%.
Second quarter 2010 utilization increased to 71% versus 68% for second quarter 2009. Billable headcount was 440 at June 30, 2010 versus 459 at June 30, 2009. Backlog at June 30, 2010 was $93.6 million, up 15% year-over-year.
Events
Revenue for second quarter 2010 was $29.3 million. Year-over-year, revenue was up 75% both as reported and excluding the impact of foreign exchange. Gross contribution margin increased 6 percentage points year-over-year to 39%.
During second quarter 2010, the Company held 21 events with 9,697 attendees as compared to 14 events with 5,108 attendees during second quarter 2009.
Cash Flow and Balance Sheet Highlights
During second quarter 2010, cash provided by operating activities increased 46% year-over-year to $69.6 million, including the negative impact of $2.6 million in Cash Acquisition and Integration Charges. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) were $4.3 million. See “Non-GAAP Financial Measures” for a discussion of Cash Acquisition and Integration Charges.
The Company deployed its cash principally to repurchase 1.64 million shares of its common stock for a total cost of $39.9 million and to reduce its total debt net of cash by $26.5 million. As of June 30, 2010, the Company had total debt of $357.0 million and cash of $122.4 million.
New Share Repurchase Program
Gartner also announced that its board of directors has authorized the use of up to $500 million for the repurchase of its common stock. Repurchases are subject to the availability of stock, prevailing market conditions, the trading price of the stock, the Company’s financial performance and liquidity needs and other conditions. The program will be funded from cash flow from operations and possible borrowings.
Financial Outlook for 2010
Based on its strong results year-to-date and outlook for the remainder of the year, Gartner increased its full year 2010 projections for total revenue, diluted income per share, Diluted Income Per Share Excluding

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Acquisition Adjustments and Normalized EBITDA. In addition, Gartner reiterated its projections for cash provided by operating activities and Free Cash Flow.
On a segment basis, Gartner increased its full year projections for revenue growth excluding the impact of foreign exchange (FX Neutral) for all three of its business segments. On an as reported basis, Gartner increased its projections for Events segment revenue and reiterated its projections for Research and Consulting segment revenue.
Projected Revenue
For revenue, growth is presented both as reported and FX Neutral:

($ in millions)	2010 Projected	% Growth FX Neutral	% Growth Reported

Research	$845 — 865	12% — 14%	12% — 15%
Consulting	300 — 315	5% — 10%	5% — 10%
Events	111 — 116	11% — 15%	11% — 15%

Total Revenue (1)	$1,256 — 1,296	10% — 13%	10% — 14%

(1)	Includes $58 — 62 million in projected revenue from the acquisitions of AMR Research and Burton Group, net of fair value adjustments on pre-acquisition deferred revenue totaling $4 million.
Projected Earnings and Cash Flow

		% Growth	% Growth
($ in millions, except per share data)	2010 Projected	Reported	Adjusted (2)

Diluted Income Per Share (1)	$0.86 — $0.98	1% — 15%	8% — 23%
Acquisition Adjustments (3)	$0.13 — $0.13

Income Per Share, Excluding Acquisition Adjustments (1) (3)	$0.99 — $1.11	14% — 28%	21% — 35%

Normalized EBITDA (3) (4)	$220 — 235	15% — 23%

Cash provided by operating activities	$167 — 187	3% — 16%
Cash Acquisition and Integration Charges (3)	8 — 8
Capital Expenditures	(15) — (20)

Free Cash Flow (3)	$160 — 175	9% — 19%

(1)	Includes $0.00 — $0.02 per share in projected income from the acquisitions of AMR Research and Burton Group.

(2)	Reflects year-over-year comparisons excluding the impact of the $0.05 per share in tax benefits recorded in 2009 that are not expected to recur.

(3)	See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA, Acquisition Adjustments, Income Per Share Excluding Acquisition Adjustments, Cash Acquisition and Integration Charges, and Free Cash Flow.

(4)	Includes $2 — 4 million in projected Normalized EBITDA from the acquisitions of AMR Research and Burton Group and excludes a projected $29 — 30 million in pre-tax stock based compensation expense.
Conference Call Information
Gartner has scheduled a conference call at 8:30 a.m. eastern time tomorrow, Tuesday, August 10, 2010, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 90 days following the call.

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About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to 60,000 clients in 10,900 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 4,300 associates, including 1,200 research analysts and consultants, and clients in 85 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Investors are cautioned that Income Per Share Excluding Acquisition Adjustments, Normalized EBITDA and Free Cash Flow are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future.
Income Per Share Excluding Acquisition Adjustments: Represents diluted income per share excluding charges related to the acquisitions of AMR Research and Burton Group, which primarily consist of amortization for identifiable intangibles, fair value adjustments on pre-acquisition deferred revenue and certain non-recurring costs such as legal, consulting, severance and other exit costs (“Acquisition Adjustments”). We believe Income Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Normalized EBITDA: Represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock based compensation expense, Acquisition Adjustments, and Other charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Free Cash Flow: Represents cash provided by operating activities excluding cash charges related to the acquisitions of AMR Research and Burton Group, which primarily consist of certain non-recurring costs such as severance and other exit costs (“Cash Acquisition and Integration Charges”), less additions to property, equipment and leasehold improvements (“Capital Expenditures”). We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase stock, repay debt obligations and invest in future growth through new business development activities or acquisitions.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s projected 2010 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, the ability to expand or retain Gartner’s customer base; the ability to grow or sustain revenue from individual customers; the ability to retain and expand the professional staff

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of research analysts and consultants upon whom Gartner is dependent; the ability to achieve and effectively manage growth; the ability to pay Gartner’s debt obligations; the ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; the ability to carry out Gartner’s strategic initiatives and manage associated costs; the ability to effectively integrate the businesses of AMR Research and Burton Group; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on Gartner’s businesses and operations; general economic conditions; and all other risks described from time to time in Gartner’s reports filed with the Securities and Exchange Commission, including Gartner’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010 (a)	2009		2010 (a)	2009
Revenues:
Research	$209,095	$183,919	14%	$419,768	$371,607	13%
Consulting	75,760	69,314	9%	147,399	139,633	6%
Events	29,340	16,738	75%	42,861	32,264	33%

Total revenues	314,195	269,971	16%	610,028	543,504	12%
Costs and expenses:
Cost of services and product development	138,336	117,100	18%	261,382	233,744	12%
Selling, general and administrative	130,322	115,367	13%	260,890	230,931	13%
Depreciation	6,440	6,338	2%	13,024	12,813	2%
Amortization of intangibles	2,537	405	>100%	5,463	804	579%
Acquisition and integration charges	2,330	—	100%	5,841	—	-100%

Total costs and expenses	279,965	239,210	17%	546,600	478,292	14%

Operating income	34,230	30,761	11%	63,428	65,212	-3%
Interest expense, net	(3,179)	(4,011)	-21%	(6,564)	(8,191)	-20%
Other (expense) income, net	(644)	(1,132)	>100%	1,109	(2,378)	>100%

Income before income taxes	30,407	25,618	19%	57,973	54,643	6%
Provision for income taxes	10,294	8,433	22%	18,457	17,462	6%

Net income	$20,113	$17,185	17%	$39,516	$37,181	6%

Income per common share:
Basic:	$0.21	$0.18	17%	$0.41	$0.39	5%
Diluted:	$0.20	$0.18	11%	$0.40	$0.39	3%

Weighted average shares outstanding:
Basic	95,600	94,370	1%	95,800	94,134	2%
Diluted	98,700	96,523	2%	99,700	96,344	3%

(a)	Includes the results of AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

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BUSINESS SEGMENT DATA
(Dollars in thousands)

		Direct	Gross	Contribution
	Revenue	Expense	Contribution	Margin
Three Months Ended 6/30/10 (a)
Research	$209,095	$73,125	$135,970	65%
Consulting	75,760	43,941	31,819	42%
Events	29,340	17,841	11,499	39%

TOTAL	$314,195	$134,907	$179,288	57%

Three Months Ended 6/30/09
Research	$183,919	$64,454	$119,465	65%
Consulting	69,314	41,678	27,636	40%
Events	16,738	11,154	5,584	33%

TOTAL	$269,971	$117,286	$152,685	57%

Six Months Ended 6/30/10 (a)
Research	$419,768	$145,062	$274,706	65%
Consulting	147,399	87,158	60,241	41%
Events	42,861	26,147	16,714	39%

TOTAL	$610,028	$258,367	$351,661	58%

Six Months Ended 6/30/09
Research	$371,607	$127,411	$244,196	66%
Consulting	139,633	84,977	54,656	39%
Events	32,264	21,897	10,367	32%

TOTAL	$543,504	$234,285	$309,219	57%

(a)	Includes the results of AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

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SELECTED STATISTICAL DATA

	June 30,		June 30,
	2010 (a)		2009
Research contract value	$872,192	(b)	$735,974	(b)
Research client retention	81%		77%
Research wallet retention	93%		86%
Research client organizations	10,888		9,882
Consulting backlog	$93,600	(b)	$81,727	(b)
Consulting—quarterly utilization	71%		68%
Consulting billable headcount	440		459
Consulting—average annualized revenue
per billable headcount	$430	(b)	$398	(b)
Events—number of events for the quarter	21		14
Events—attendees for the quarter	9,697		5,108
(a)	Includes AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

(b)	Dollars in thousands.

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SUPPLEMENTAL INFORMATION (in thousands)
Reconciliation — Operating income to Normalized EBITDA (a):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$20,113	$17,185	$39,516	$37,181
Interest expense, net	3,180	4,011	6,564	8,191
Other expense (income), net	643	1,132	(1,109)	2,378
Tax provision	10,294	8,433	18,457	17,462

Operating income	$34,230	$30,761	$63,428	$65,212

Normalizing adjustments:
Depreciation, accretion, and amortization (b)	9,156	6,922	18,828	13,994
Stock-based compensation expense (c)	6,875	6,333	16,034	13,125
Pre-acquisition deferred revenue (d)	1,146	—	2,626	—
Acquisition and integration charges (e)	2,330	—	5,841	—

Normalized EBITDA	$53,737	$44,016	$106,757	$92,331

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of depreciation, accretion on obligations related to excess facilities, and amortization of intangibles.

(c)	Consists of charges for stock-based compensation awards determined in accordance with FASB ASC Topic 718.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton Group deferred revene. These amounts are amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR Research and Burton Group, such as legal, consulting, severance, and other costs.
Reconciliation — Diluted income per share to Diluted Income Per Share Excluding Acquisition Adjustments (a):

	Three Months Ended June 30,
	2010		2009
	After-tax		After-tax
	Amount	EPS	Amount	EPS
Diluted income per share	$20,113	$0.20	$17,185	$0.18

Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	1,519	0.02	—	—
Pre-acquisition deferred revenue (d)	693	0.01	—	—
Acquisition and integration charges (e)	1,409	0.01	—	—

Diluted Income Per Share Excluding Acquisition Adjustments (f)	$23,735	$0.24	$17,185	$0.18

	Six Months Ended June 30,
	2010		2009
	After-tax		After-tax
	Amount	EPS	Amount	EPS
Diluted income per share	$39,516	$0.40	$37,181	$0.39

Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	3,038	0.03	—	—
Pre-acquisition deferred revenue (d)	1,588	0.02	—	—
Acquisition and integration charges (e)	3,533	0.03	—	—

Diluted Income Per Share Excluding Acquisition Adjustments (g)	$47,676	$0.48	$37,181	$0.39

(a)	Diluted Income Per Share Excluding Acquisition Adjustments is based on GAAP diluted income per share adjusted for the per share impact of certain AMR Research and Burton Group acquisition adjustments, net of tax effect.

(b)	Acquisition adjustments reflect an effective tax rate of 39.5% for both the three and six months ended June 30, 2010.

(c)	Consists of non-cash amortization charges related to AMR Research and Burton Group intangibles.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton Group deferred revenue. These amounts are amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR Research and Burton Group, such as legal, consulting, severance, and other costs.

(f)	Based on fully diluted shares of 98.7 million and 96.5 million in 2010 and 2009, respectively.

(g)	Based on fully diluted shares of 99.7 million and 96.3 million in 2010 and 2009, respectively.

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